Exhibit 10.1

FOMO CORP. (OTC: FOMC)

www.fomoworldwide.com

www.energyintelligencecenter.com

www.independenceled.com

www.purgevirus.com

KANAB CLUB CLOSED BETA RESULTS

www.kanab.club

Over the past several weeks, FOMO CORP. has performed a closed beta test of its cannabis health/wellness social network site www.kanab.club with several dozen users selected by its programming/hosting group. The site is now launched as an open beta for worldwide testing. Commercial launch date to be announced. Notable performance tweaks to Kanab Club:

1.	Major Performance updates we added a better caching method to manage load speeds on more browser types.
2.	Improved mobile optimization with better lightbox’s to view content.
3.	Added a new section within chat for group chatting.
4.	Deleted the “about us” page.
5.	Created a form for feedback Beta on the “Contact us” page.
6.	Improved Notification center. This section will continue to evolve as beta and open continues.
7.	New Backend management tool improvements including access to raw databases for moderation.
8.	Fixed a bug in commenting not allowing all comments made to be posted to the comments record.
9.	Added a manual permission layer to maintain a closed beta.
10.	Lightened up the commenting system.
11.	Open access layer to make it easy to converse with anyone on the platform. Also worked on an algo to sort these friend recommendations for a later date at scale.
12.	Improved chat response on all platforms code re-work for quicker response.
13.	Introduced new pre-loading animations and unlimited scrolling to enhance user experience.
14.	Planned future modules include e-commerce, 420 dating, blogging, advertising, user generated and third-party content, dispensary list, and other.

Open beta has been launched as of Wednesday June 16, 2021 (no pre-approval required). All registered users at the end of open beta (commercial launch date TBD) will receive lifetime no ads, advance notice of promotions, special promotions as tagged lifetime/founding members, and other benefits TBD.